Exhibit 99.1

Press Release

 EnerLume | EM® Savings Validated For Incentive Program

Lighting Sciences Inc. verifies savings between 14.2% and 15.6%

HAMDEN, CT – March 11, 2008 – EnerLume Energy Management Corp. (OTC BB: ENLU, http://www.enerlume.com), at the suggestion of a major California utility company at a lab recommended by the utility company, announces that the EnerLume│EM® was independently tested at Lighting Sciences Inc. (“LSI”) to verify the energy savings of the EnerLume│EM® in preparation for determining a custom incentive program for the EnerLume.  For the testing, LSI was provided with five different ballasts.  Four are from the world’s largest ballast manufacturers and one is from a contract manufacturer of ballasts headquartered in Taiwan with manufacturing in China.  The ballasts from the four top brands are of current design; readily available; of different ballasts factors; and meet utilities’ requirements for rebate when used in a T12 to T8 retrofit. They were chosen to illustrate that the technology used in the EnerLume │EM® is nearly universal.  When the EnerLume | EM® was tested with these five ballasts, the savings, in Watts consumed, ranged from 14.2% to 15.6%.

The EnerLume | EM® is an energy saving device for use with new or existing fluorescent lighting systems. By gating the time at which the ballasts in the T8 fluorescent lighting system draw power, it reduces electrical consumption with negligible foot-candle loss (field testing on the above ballasts yielded foot-candle losses of 2.9% to 7.9%) at savings between 14.2% and 15.6%. Savings percentages are set using the EnerLume | EM® software (Windows® based) provided. This software allows the user to program changes to savings and "On/Off" as timed events.

David Murphy, CEO and President of EnerLume Energy Management Corp. commented, “We are very pleased to have the energy savings of the EnerLume validated by an independent third party with the credentials of Lighting Sciences Inc.”

About Lighting Sciences Inc.

LSI (www.lightingsciences.com) has earned a worldwide reputation for excellence in the complex scientific field of photometrics. Located in Scottsdale Arizona, the company specializes in photometric testing, illumination optical design, research, software development, expert witness services and the manufacturing of test equipment. LSI brings over 25 years of experience in testing, design, and research to the lighting industry.

About EnerLume Energy Management Corp.
EnerLume Energy Management Corp., through its subsidiaries, provides energy management conservation products and services in the United States. Its focus is energy conservation, which includes the EnerLume | EM® for reducing energy consumption on lighting systems, and the installation and design of electrical systems, energy management systems, telecommunication networks, control panels and lighting systems.

Contacts:

EnerLume Energy Management Corp.: David. J. Murphy CEO, President 203.248.4100	The Investor Relations Group Investor Relations: Erika Moran / Tom Caden Media Contact: Lynn Granito / Steven Melfi Phone: 212.825.3210

Forward Looking Statements

All information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this release, which are not historical facts and that relate to future plans or projected results of Host and its subsidiaries, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties can include the risks associated with EnerLume’s entry into new commercial energy markets that require the company to develop demand for its products, its ability to access the capital markets, litigation, regulatory investigations and many other risks described in its Securities and Exchange Commission filings, previously filed under the name Host America Corporation. The most significant of these uncertainties are described in our 2007 Annual Report on Form 10-K all of which any reader of this release is encouraged to study (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: the costs, difficulties, and uncertainties related to the implementation of the early stage energy management division, organizational changes and the integration of acquired businesses; the potential loss of one or more key customer or supplier relationships or changes to the terms of those relationships; difficulties and uncertainties related to transitions in senior management; the results, consequences, effects or timing of any inquiry or investigation by or settlement discussions with any regulatory authority or any legal and administrative proceedings; the impact of previously announced restatements; difficulties or delays or increased costs in implementing our overall prospective business plan; and general economic and market conditions. We undertake no obligation to update or revise any forward-looking statement. Readers of this release are cautioned not to put undue reliance on forward-looking statements.